Exhibit 10.1

GLOBAL SETTLEMENT AND FULL RELEASE AND WAIVER

The Parties to this Global Settlement and Full Release and Waiver (“The Settlement”) hereby agree as follows:

I.
Parties to The Settlement
The following entities, businesses and individuals are the exclusive parties to The Settlement, and shall be identified collectively as “The Parties” otherwise specifically identified individually or in selected sub-groups as set forth herein:

•	“Plaintiff” [and Cross-Defendant]: Freestone Resources, In. (“Freestone”), a publicly held and traded corporation;

•	“Defendants”:
o	Lawrence Shultz (“Shultz”), an individual residing in Los Angeles County, California;
o	Environmental Services and Support, Inc. (“ESSI”), a California Corporation;
o	David Feuerborn (“Feuerborn”), an individual residing in Ventura County, California;
o	Thomas Jennings (“Jennings”), an individual residing in Orange County, California;

•	“Third Party Defendants”:
o	Clayton Carter (“C. Carter”), an individual residing in Dallas, County Texas;
o	James R. Carter (“J. Carter”), an individual residing in Dallas, County Texas;
o	Donald Edwards (“Edwards”), an individual residing in Dallas, County Texas;
o	James Carroll (“Carroll”), an individual residing in Passaic, County New Jersey;

II.
Counsel and Non-Parties to The Settlement
The following individuals and law firms are not signatories to The Settlement but by their execution of The Settlement, all Parties hereby acknowledge, understand and agree to a full, complete and final release of both the attorneys and their respective law firms for any and all claims (actual or potential) which any Party could bring against either attorney or their respective law firm.

•	S. George Alfonso, Esq. (“Alfonso”);
•	The Law Offices of S. George Alfonso (“The Alfonso Firm”);
•	Neil C. Evans, Esq. (“Evans”);
•	The Law Offices of Neil C. Evans (“The Evans Firm”);

Global Settlement Release and Waiver

III.
Recitals
WHEREAS, Freestone is a fully reporting public company which files all required reports and notices on the SEC’s EDGAR securities reporting system; and

WHEREAS, the common stock of Freestone is a registered security that is traded on the Over-the-Counter Bulletin Board stock exchange under the trading symbol of FSNR.OB; and

WHEREAS, on or about September 24, 2009, Freestone entered into a Stock Purchase Agreement with Shultz and ESSI (the “Stock Purchase Agreement”); and

WHEREAS, the Stock Purchase Agreement was executed by (i) Clayton Carter, Freestone’s President, and (ii) Shultz, on his own behalf, and (iii) Feuerborn and Jennings, on behalf of ESSI; and

WHEREAS, under the terms of the Stock Purchase Agreement, Freestone agreed to, and did, pay Shultz and ESSI the sum of $150,000.00 and 31,603,734 shares of the common stock of Freestone (restricted pursuant to SEC Rule 144) in exchange for the transfer to Freestone by Shultz and ESSI of all of the stock (10,000,000 shares of common stock) of Earth Oil Services, Inc. ( “EOS”), a Nevada corporation; and

WHEREAS, the parties desire to compromise and settle all of the matters in controversy between them.

NOW, THEREFORE, in consideration of the foregoing premises, the parties intend, by execution of The Settlement, to completely and finally resolve all matters in controversy between them, and agree as follows:

IV.
Purpose and Goal of The Settlement
The Parties understand acknowledge and agree that the purpose and goal of The Settlement is to permanently and irrevocably effectuate a final and binding global settlement and release of The Parties one to another and their respective lawyers and their law firms, regarding the lawsuit of Freestone Resources, Inv. vs. Lawrence Shultz, Environmental Services and Support, David Feuerborn and Thomas Jennings vs. Freestone Resources, Inc. Clayton Carter, James R. Carter, Donald Edwards and James Carroll, Cause No. 3:10-CV-01349-O in the U.S. District Court, Northern District of Texas, Dallas Division (“The Lawsuit”).

The Parties understand acknowledge and agree that The Settlement shall be a full and final binding global release as to any and all claims, matters, legal, equitable or ethical, for past and prior acts, as well administrative claims and/or complaints of any type or allegation(s)/matters for past and prior acts which may or could be brought by any of The Parties against any of the other Parties or the respective lawyers and their law firms, to any court, arbitrator, governing or regulatory board or any entity with authority over any of The Parties or counsel regarding all prior actions in and/or relating to The Lawsuit.

Global Settlement Release and Waiver

1.
Rescission of All Agreements and Contracts Between the Parties
The Parties understand acknowledge and agree that upon the full and complete execution of The Settlement by The Parties, all agreements, contracts or promises of any kind, whether oral or written between The Parties including  but not limited to any and all technology license agreements and the Stock Purchase Agreement shall be, and hereby are, rescinded.

V.
Terms, Obligations and Duties Required by The Settlement
The Parties understand acknowledge and agree to the following terms, obligations and duties required by The Settlement as set forth herein.

A.
Obligations, Duties and Rights of Defendant ESSI
Defendant ESSI understands, acknowledges and agrees that in consideration for the following acts and terms to be performed by Freestone, Defendant ESSI hereby agrees to the following obligations, duties and assumes the rights as set forth herein.

1.
Exchange of All Freestone Stock Held or Possessed by Defendant ESSI to Freestone For
Cancellation, with the Exception of 2,500,000 Shares Which Shall be Retained by ESSI, and
Reciprocal Transfer by Freestone of 7,785,000 shares of EOS Stock Held or Possessed by Cross
Defendant Freestone to Defendant ESSI.
Defendant ESSI understands, acknowledges and agrees that it shall within seven (7) business days of the execution of The Settlement, return to Freestone (by formal transfer and conveyance) for cancellation all shares of Freestone Common Stock (“The ESSI Shares”) that were issued to ESSI pursuant to the terms of the Stock Purchase Agreement, with the exception of 2,500,000 shares.  Defendant ESSI shall sign and/or endorse any and all stock certificates, stock powers, and any other such conveyance instruments that Freestone requests to be executed, and cause the signature on such stock certificates, stock powers, and any other such conveyance instruments to be Gold Medallion Guaranteed.

Cross Defendant Freestone understands, acknowledges and agrees that it shall within seven (7) business days of the execution of The Settlement, return to ESSI (by formal transfer and conveyance) of 7,785,000 shares of the EOS Common Stock that it owns and maintains custody or control over (“The EOS Shares”) that were issued to Freestone pursuant to the terms of the Stock Purchase Agreement.  Cross Defendant Freestone shall sign and/or endorse any and all stock certificates, stock powers, and any other such conveyance instruments that ESSI requests to be executed, and cause the signature on such stock certificates, stock powers, and any other such conveyance instruments to be Gold Medallion Guaranteed.

Global Settlement Release and Waiver

2.
Retention of 2,500,000 Shares of Freestone by ESSI Following Return to Freestone
(By Formal Transfer and Conveyance) of All Shares of the ESSI Freestone Shares
Freestone and Defendant ESSI understand, acknowledge and agree upon the timely full and complete compliance as required herein of the transfer return by ESSI of all Freestone for cancellation, Freestone shall cause its stock transfer agent to re-issue 2,500,000 shares of the ESSI Shares (“ESSI Re-issued Shares”) to ESSI within ten (10) business days of receipt of all ESSI Shares by Freestone.

a.
Restrictions on the ESSI Re-Issued Shares
Freestone and Defendant ESSI understand, acknowledge and agree that the ESSI Re-Issued Shares shall be issued to ESSI with two (2) stock certificates, both of which shall contain a restrictive legend on their face that refers to a Shareholder Agreement (the “Shareholder Agreement”) to be entered into by and among (i) Freestone and (ii) ESSI, Feuerborn, and Jennings in the form of Exhibit “A” attached hereto and incorporated herein by reference.  One of the stock certificates shall represent 1,200,000 shares of Freestone Common Stock and one of the stock certificates shall represent 1,300,000 shares of Freestone Common Stock.  The Shareholder Agreement shall contain the following terms:

i.
Restriction on 1,200,000 Shares of the ESSI Re-Issued Shares
The stock certificate representing 1,200,000 shares of the ESSI Re-issued Shares (the “1,200,000 Share Certificate”) shall be restricted as follows:

No more than 400,000 shares may be sold in any calendar month.

ii.
Restriction on 1,300,000 Shares of the ESSI Re-Issued Shares
The stock certificate representing 1,300,000 shares of the ESSI Re-issued Shares (the “1,300,000 Share Certificate”) shall be restricted as follows:

•	No stock may be sold until February 1, 2012

•	From and after February 1, 2012, no more than 200,000 shares may be sold in any calendar month

3.
ESSI Shall be Granted an Option to Purchase 500,000 Shares of Freestone Common Stock
Freestone and Defendant ESSI understand, acknowledge and agree that, subject to the full and complete execution of The Settlement and all related documents, and the full and complete performance of all requirements thereunder, ESSI shall have an option (“The ESSI Option”) for a period of fifteen (15) months from the effective date of The Settlement to purchase up to 500,000 shares of Freestone Common Stock (restricted under SEC Rule 144), directly from Freestone, at the price of $0.06 (six cents) per share.

Global Settlement Release and Waiver

a.
Agreement of Freestone to Pay for Legal Opinion to Satisfy Rule 144 and
Fees Required for a Registration Statement
Freestone and Defendant ESSI understand, acknowledge and agree that in the event ESSI exercises all or a portion of The ESSI Option, Freestone will, for said initial exercise of The ESSI Option, pay the necessary legal fees required for ESSI to obtain one  required “Legal Opinion” relating to the ESSI Option and one Legal Opinion relating to the registration statement (if any), up to $2,500.00 (for each), on a one-time basis for each (“The Legal Opinion/Registration Statement Fees”) if and only if the following conditions are satisfied by ESSI.

i.
ESSI Shall Notify Freestone in Writing of its Request for Freestone to Pay for the Legal Opinion
at Least Ten Business Days Before Exercising The ESSI Option
Freestone and Defendant ESSI understand, acknowledge and agree that Freestone shall only be required to pay The Legal Opinion Fees/Registration Statement Fees in the event that ESSI provides Freestone with written notice of its request for Freestone pay said Legal Opinion/Registration Statement Fees, at least Ten (10) business days before ESSI exercises The ESSI Option.

ii.
Freestone Maintains Absolute Right to Designate the Law Firm to Retain to
Draft the Legal Opinion/Registration Statement
Freestone and Defendant ESSI understand, acknowledge and agree that Freestone shall at all times maintain the absolute right to designate the law firm which it will retain on behalf of ESSI, to draft the Legal Opinion/Registration Statement Fees and that upon receipt of the above-described written request by ESSI, Freestone shall so designate the law firm and notify ESSI in writing of said designation no more than seven (7) business days after the ESSI written request is received by Freestone.

Freestone and Defendant ESSI understand, acknowledge and agree that at all times, ESSI is free to reject the Freestone’s selected and designated law firm to draft the Legal Opinion/Registration Statement, but that in the event of a rejection, Freestone shall be released from paying any legal fees for The Legal Opinion/Registration Statement.

iii.
ESSI Must Notify Freestone in Writing of Approval of Freestone’s Designated Law Firm
Freestone and Defendant ESSI understand, acknowledge and agree that ESSI shall be required to notify Freestone in writing, within seven (7) business days of the receipt of Freestone’s designation of the law firm to draft The Legal Opinion/Registration Statement and that failure to so notify Freestone by ESSI of ESSI’s agreement to said firm shall void Freestones obligation under The Settlement to  pay for The Legal Opinion/Registration Statement Fees.

Global Settlement Release and Waiver

iv.
No Warranty or Promise by Freestone Regarding Time Table for Receipt of Required
Authorization to Sell ESSI Option Shares
Freestone and Defendant ESSI understand, acknowledge and agree that Freestone has no control regarding the time between submission of the required Legal Opinion/Registration Statement and the Receipt of all required authorization for ESSI to sell the ESSI Option Shares but Freestone shall use its best efforts to accomplish this in a timely manner.

5.
Stock Proxies
Defendant ESSI hereby grants their irrevocable proxy to C. Carter with respect to all shares of the stock of Freestone that it shall or may own, vote, or control, including the Common Stock of Freestone to be issued to Defendant ESSI pursuant to Section V(A) of this Settlement.  Simultaneously with the execution of this Settlement, Defendant ESSI shall sign any and all stock proxy grant instruments that Freestone requests to be executed, and cause the signature on such stock proxy grant instruments to be Gold Medallion Guaranteed.  Defendant ESSI agrees that the proxy granted to C. Carter herein is valid and enforceable.  Defendant ESSI further agrees that the stock proxies granted by them to C. Carter will be binding on all future purchasers of such stock unless such stock is sold by Defendant ESSI in a broker/dealer transaction.

6.
Non-Assignment of Freestone Shares
Defendant ESSI understands, acknowledges and agrees that it shall be prohibited from assigning any of the Freestone shares which it will or may own at any time under the terms of The Settlement to any third party.

7.
The Parties Obligation to Refrain from Publishing or Disseminating
False or Disparaging Statements, Comments or Communications
About One Another
The Parties understand, acknowledge and agree that in consideration for the satisfaction of the obligations duties and rights as set forth in The Settlement that The Parties and each of their respective officers, directors, employees and agents shall collectively and individually at all times, refrain from publishing or disseminating (either directly or indirectly) any false or disparaging statements, comments or communications about one another.

8.
Defendants ESSI, Jennings and Feuerborn Warrant and Affirm All Freestone Shares Received
by ESSI Under the Stock Purchase Agreement
Shall be Returned and Delivered to Freestone (With the Exception of 2,500,000 Shares)
By execution of The Settlement, Defendants ESSI, Jennings and Feuerborn hereby warrant and affirm that with regard to all Freestone shares received by ESSI under the Stock Purchase Agreement, that they have not assigned, delivered or caused any third party to hold any Freestone stock and have in fact returned all Freestone shares received by Defendant ESSI with the exception of the 2,500,000 shares as set forth herein.

Global Settlement Release and Waiver

B.
Obligations, Duties and Warranties of Defendant Shultz
Defendant Shultz understands, acknowledges, agrees that in consideration for the following acts and terms to be performed by Freestone, Defendant Shultz hereby agrees to the following obligations and duties as set forth herein and warrants and affirms the following.

1.
Exchange of All Freestone Stock Held or Possessed by Defendant Shultz to Freestone For
Cancellation, with the Exception of 285,000 Shares Which Shall be Retained by Shultz, and
Reciprocal Transfer by Freestone of 2,215,000 shares of EOS Stock Held or Possessed by Cross
Defendant Freestone to Defendant Shultz.
Defendant Shultz understands, acknowledges and agrees that he shall within seven (7) business days of the execution of The Settlement, return to Freestone (by formal transfer and conveyance) for cancellation of all shares of the Freestone Common Stock he owns and maintains custody or control over (“The Shultz Shares”) that were issued to Shultz pursuant to the terms of the Stock Purchase Agreement (excluding the 285,000 shares that Shultz has previously assigned and delivered to third parties).  Defendant Shultz shall sign and/or endorse any and all stock certificates, stock powers, and any other such conveyance instruments that Freestone requests to be executed, and cause the signature on such stock certificates, stock powers, and any other such conveyance instruments to be Gold Medallion Guaranteed.

Cross Defendant Freestone understands, acknowledges and agrees that it shall within seven (7) business days of the execution of The Settlement, return to Shultz (by formal transfer and conveyance) of 2,215,000 shares of the EOS Common Stock that it owns and maintains custody or control over (“The EOS Shares”) that were issued to Freestone pursuant to the terms of the Stock Purchase Agreement.  Cross Defendant Freestone shall sign and/or endorse any and all stock certificates, stock powers, and any other such conveyance instruments that Shultz requests to be executed, and cause the signature on such stock certificates, stock powers, and any other such conveyance instruments to be Gold Medallion Guaranteed.

a.
Freestone Shares Previously Assigned and Physically Delivered to Assignees by
Defendant Shultz Exempt for Return to Freestone and Waiver of Interest
The Parties understand, acknowledge and agree that certain shares have previously been assigned and delivered by Defendant Shultz to certain identified individuals constituting a total of 285,000 shares (“The Delivered Freestone Shares”), and that none of The Delivered Freestone Shares shall be returned to Freestone.

The Parties further understand, acknowledge and agree that in consideration for the satisfaction of the obligations and duties of the Defendants, that Freestone and all the Third Party Defendants hereby specifically waive any and all rights or claims of any interest of The Delivered Freestone Shares, so long as the amount of Freestone Common Stock represented by The Delivered Freestone Shares does not exceed 285,000 shares.  Freestone also agrees to hold harmless all the recipients of the Delivered Freestone Shares so long as the amount of Freestone Common Stock represented by The Delivered Freestone Shares does not exceed 285,000 shares.

Global Settlement Release and Waiver

b.
Defendant Shultz Warrants and Affirms No Other Assignments
and Delivery of Freestone Shares
By execution of The Settlement, Defendant Shultz hereby warrants and affirms that with regard to all Freestone shares he received under the Stock Purchase Agreement, he has not assigned, delivered or caused any third party to hold any other or additional shares of Freestone stock other than the amount explicitly set forth herein (of 285,000 shares), to the following individuals and/or entities: 1) Amin Ramji (75,000 shares); 2) Mislynne Charles (100,000 shares); 3) Daniel Gold (100,000 shares); Robert Nicholson (10,000 shares), and with said noted exception of the 285,000 shares has delivered all Freestone shares received by him under the Stock Purchase Agreement to Freestone as set forth and required in The Settlement.

2.
The Parties Obligation to Refrain from Publishing or Disseminating
False or Disparaging Statements, Comments or Communications
About One Another
The Parties understand, acknowledge and agree that in consideration for the satisfaction of the obligations duties and rights as set forth in The Settlement that The Parties and each of their respective officers, directors, employees and agents shall collectively and individually at all times, refrain from publishing or disseminating (either directly or indirectly) any false or disparaging statements, comments or communications about one another.

C.
Obligations, Duties and Warranties of Defendants Feuerborn and Jennings
Defendants Feuerborn and Jennings understand, acknowledge and agree that in consideration for the following acts and terms to be performed by Freestone, Defendants Feuerborn and Jennings hereby agree to the following obligations and duties make the following warranties as set forth herein.

1.
No Shares of Freestone Stock Personally Owned by Defendants Feuerborn or Jennings
By execution of The Settlement, Defendants Feuerborn and Jennings understand, acknowledge, affirm and warrant that neither Defendant personally owns any shares of Freestone stock.

2.
The Parties Obligation to Refrain from Publishing or Disseminating
False or Disparaging Statements, Comments or Communications
About One Another
The Parties understand, acknowledge and agree that in consideration for the satisfaction of the obligations duties and rights as set forth in The Settlement that The Parties and each of their respective officers, directors, employees and agents shall collectively and individually at all times, refrain from publishing or disseminating (either directly or indirectly) any false or disparaging statements, comments or communications about one another.

Global Settlement Release and Waiver

E.
Obligations and Duties of Freestone
Freestone understands, acknowledges and agrees that in consideration for the above-efforts to be undertaken and completed by The Defendants, Freestone shall fully comply and undertake to 100% satisfaction in a timely manner the steps and payments set forth herein.

1.
Reissuing of 2,500,000 Shares of The ESSI Shares
Freestone understands, acknowledges and agrees that it shall comply with Section V(A).

2.
Transfer by Freestone of All Rights, Interests and Shares of EOS to
Defendants ESSI and Shultz
Freestone and Defendants ESSI and Shultz understand, acknowledge and agree that Freestone shall transfer all of its right, title, and interest in and to the 10,000,000 shares of the Common Stock of Earth Oil Services, Inc. (“EOS”) (with such transferred stock being collectively referred to as the “EOS Transfer Stock”), to Defendants Shultz and ESSI, within seven (7) business days of the execution of The Settlement. Freestone agrees to return EOS with no associated debt, including but not limited to any claims against EOS by Freestone regarding monies paid to SRS Engineering, Inc.

Freestone confirms that it has not issued any EOS stock to any parties in addition to the 2,215,000 share certificate previously issued to and exchanged by Shultz and the 7,785,000 share certificate previously issued to and exchanged by ESSI.  In the event that any additional shares of EOS stock have been issued to any other parties, then Freestone shall cancel such issued EOS stock for return back to the EOS stock treasury.

Defendants ESSI and Shultz further understand, acknowledge and agree that Freestone shall sign and/or endorse any and all stock certificates, stock powers, and any other such conveyance instruments that Defendants Shultz and ESSI request to be executed, and cause the signature on such stock certificates, stock powers, and any other such conveyance instruments to be Gold Medallion Guaranteed.

Freestone further understands, acknowledges and agrees that Freestone shall return or provide to Defendants ESSI and Shultz all corporate books, records, resolutions and any other business documents of EOS within ten (10) business days of the execution of The Settlement.

3.
Freestone Agreement to Refrain Increase of Authorized Shares for One Year
By execution of The Settlement, Freestone understands, acknowledges and affirms that it shall refrain from increasing the authorized shares of Freestone stock on the market for one calendar year beginning from the date of execution of The Settlement. Freestone acknowledges that it has 100,000,000 shares authorized at the time of The Settlement.

Global Settlement Release and Waiver

4.
Return of Any and All ESSI and Shultz Generated Documents/Papers and the Return of All
Demonstration Kits
Freestone understands, acknowledges and agrees that in consideration for the satisfaction of the obligations duties and rights as set forth in The Settlement it shall return all ESSI and Shultz generated documents and papers as well as all demonstration Kits to the entity or individual (ESSI or Shultz) who provided said document/paper and/or demonstration kit to Freestone.

5.
The Parties’ Obligation to Refrain from Publishing or Disseminating
False or Disparaging Statements, Comments or Communications
About One Another
The Parties understand, acknowledge and agree that in consideration for the satisfaction of the obligations duties and rights as set forth in The Settlement that The Parties and each of their respective officers, directors, employees and agents shall collectively and individually at all times, refrain from publishing or disseminating (either directly or indirectly) any false or disparaging statements, comments or communications about one another.

C.
Obligations and Duties of Third-Party Defendants
The Parties and each of their respective officers, employees and agents understand, acknowledge and agree that in consideration for the satisfaction of the obligations and duties of Freestone as defined herein that The Third-Party Defendants shall not be required to make any contribution of any value (including but not limited to capital, stock shares, loans or any other instrument or contribution of property – real or personal or property right or interest), other than the specific obligation set forth below.
1.
The Parties Obligation to Refrain from Publishing or Disseminating
False or Disparaging Statements, Comments or Communications
About One Another
The Parties understand, acknowledge and agree that in consideration for the satisfaction of the obligations duties and rights as set forth in The Settlement that The Parties and each of their respective officers, directors, employees and agents shall collectively and individually at all times, refrain from publishing or disseminating (either directly or indirectly) any false or disparaging statements, comments or communications about one another.

VI.
Additional Terms
The Parties understand acknowledge and agree to the following terms of The Settlement.

A.
Time is of the Essence for Execution of The Settlement
The Parties understand, acknowledge and agree that time is of the essence regarding their agreement to The Settlement and that as such, in order for this Settlement to become effective, all Parties must have executed The Settlement by no later than 11:59 p.m. (West Coast Time) June  26th, 2011 (“Timely Execution”).

Global Settlement Release and Waiver

B.
Filing of Necessary Joint Motions by Counsel for The Parties
The Parties understand acknowledge and agree that upon the Timely Execution of The Settlement, counsel for The Parties shall in good faith, promptly work together to draft and submit a “Joint Motion” so notifying the Court of The Settlement and request the Court toll all deadlines as set forth in the Scheduling Order for a period of ten (10) to thirty (30) days.

The Parties further understand acknowledge and agree that upon the satisfaction of 1.) The transfer of all Freestone shares by The Defendants ESSI and Shultz as set forth herein and the subsequent issuance of the ESSI Re-issued Shares by Freestone to Defendant ESSI, and transfer of all EOS shares by Cross Defendant Freestone back to Defendants ESSI and Shultz, counsel for The Parties shall in good faith, promptly work together to draft and submit an “Agreed Motion to Dismiss with prejudice” The Lawsuit.

C.
Settlement is Fully Integrated
The Parties understand acknowledge and agree that The Settlement is fully integrated and that no changes, modifications, alterations, deletions or additions of any type can be valid unless said changes, modifications, alterations, deletions or additions are on a single document which is signed by all The Parties to The Settlement.
1.
Authority to Execute The Settlement
Each Parties understands, acknowledges, agrees and warrants and affirms that they presently maintain the requisite authorization to execute The Settlement and in doing so, bind and obligate The Party for whom said Party is signing The Settlement for all purposes, obligations, rights and affirmations as set forth herein.
2.
Settlement Supersedes All Previous Agreements
The Parties understand acknowledge and agree that The Settlement supersedes any and all previous agreements, promises or commitments between The Parties (if any), which are not specifically set forth in The Settlement.
3.
No Modifications Shall be Made to The Settlement
The Parties understand acknowledge and agree that in order to demonstrate the agreement to all terms, obligations and duties of The Settlement and in light of time being of the essence, Plaintiff and Third-Party Defendants have presented to The Settlement to The Defendants already executed and as such, any cross-outs/deletions or hand-written modifications of any type made by any of The Defendants or counsel for The Defendants shall be deemed as a counter-offer to The Settlement thereby rendering Plaintiff’s and the Third-Party Defendants’ agreement to The Settlement as void.

4.
Further Assurances
The Parties understand, acknowledge and agree that upon the request of any of The Parties, they will execute and deliver such further documents and undertake such further actions as may be reasonably required to effect any of the agreements contained in The Settlement.

Global Settlement Release and Waiver

5.
Invalid Provisions
If any provision of The Settlement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of The Settlement, such provision shall be fully severable; The Settlement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of The Settlement; and the remaining provisions of The Settlement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from The Settlement.  Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of The Settlement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and may be legal, valid, and enforceable.

6.
Captions
The captions, headings, and arrangements in The Settlement are for convenience only and do not in any way affect, limit, or modify the terms or provisions hereof.

7.
Right of Parties in the Event of Default/Breach/Violation
The Parties understand, acknowledge, agree and affirm that any default, breach or violation of the terms of The Settlement shall be actionable by the injured Party, whose damages shall include attorneys fees, arbitration fees and related costs upon the successful prosecution of any such claim.

8.
Knowledge of Effect of The Settlement
The parties acknowledge, represent, and warrant that they have read this The Settlement and that they are fully aware of the nature and effect of the provisions set out in The Settlement, and the parties acknowledge without reservation that they fully understand and consent to all the terms of The Settlement.  The Parties further warrant that they fully understand The Settlement to be a complete and total release of all claims, known or unknown, past, present or future (as to events or matters which have occurred up to and including the date of The Settlement), that each may have against the other, but that The Settlement shall not be a release of any action or matter undertaken by any of The Parties after the date of execution of The Settlement.  The parties warrant and represent that each executes this release with proper authority, and without reliance on any representations of any kind not specifically set forth herein.

9.
Multiple Counterparts
The Parties understand, acknowledge and agree that This Settlement may be executed in any number of counterparts, and through electronic signature, each copy of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Global Settlement Release and Waiver

VII.
Initiation of Arbitration Proceedings/Selection of Administrator
The Parties acknowledge, understand and agree that all claims, controversies and disputes of any kind that may arise between The Parties shall be resolved, upon election of any Party, through confidential arbitration as set forth herein.  As used in this Section, the term “Claim” means any claim (including initial claims, counterclaims, cross-claims, third party claims of breach of contract or any tort or equitable claims), dispute or controversy between The Parties arising from any matter.  In any such arbitration, the parties shall bear their own costs and fees.

A.
Location of Arbitration
The Parties acknowledge, understand and agree that the exclusive venue and jurisdiction for any arbitration as required in The Settlement shall be Dallas, Texas.

B.
Controlling Law
The Parties acknowledge, understand and agree that the exclusive controlling law for any arbitration as required in The Settlement shall be the law (both procedural and substantive) of the state of Texas and that the procedural law shall be the “Texas Rules of Civil Procedure” (“TRCP”) and that all evidence shall be governed by the “Texas Rules of Evidence” (“TRE”).

C.
Selection of the Arbitrator
The Parties acknowledge, understand and agree that in the event of on Party filing for arbitration against one or more of the other Parties, the Parties shall endeavor to select and agree on a single arbitrator within three weeks of one Party giving written notice to the other Party(ies) of the intent to file arbitration and that the arbitrators fees shall be split equally among the parties to any arbitration.

The Parties acknowledge, understand and agree by execution of The Settlement, they expressly waive any and all objections to an arbitrator from the American Arbitration Association (“AAA”) being retained to arbitrate any claims as defined or required under The Settlement.

The Parties further acknowledge, understand and agree by execution of The Settlement, they expressly submit without any reservation whatsoever, to the jurisdiction of the AAA and any arbitrator the AAA may appoint to arbitrate any claims as defined or required under The Settlement.

The Parties further acknowledge, understand and agree that failure by any Party to pay their respective share of the arbitration fees (up to 50%) within thirty (30) days of the arbitrator being appointed by the AAA or retained by agreement of The Parties, shall be deemed as a default under TRCP for all purposes.

Global Settlement Release and Waiver

D.
Notification Between Parties
The Parties acknowledge, understand and agree that valid notice shall be through facsimile, emails or mail, but in the event of a potential claim for arbitration, valid notice shall be required through all three methods.  The Parties acknowledge, understand and agree that all required communication and written notice as defined or required herein shall be directed to the respective counsel:
Notice to Counsel for Plaintiff and Third-Party Defendants:
The Law Offices of S. George Alfonso,
S. George Alfonso, Esq.
5340 Alpha Road Dallas, Texas 75240
Phone: (972) 458-6800/Fax: (972) 458-6800/GeoAlfo@aol.com

Notice to Counsel for Defendants:
The Law Offices of Neil C, Evans,
Neil C. Evans, Esq.
13351 D. Riverside Dr., Suite 612
Sherman Oaks, California 91423
Phone: (818) 802-8333/Fax: (805) 241-4618/evanstnt@aol.com

The Parties further understand, acknowledge and agree that it shall be the obligations of the respective Parties, not their counsel to so notify the other Parties in the event the counsel identified herein ceases to represent their respective Parties.

The Parties finally understand, acknowledge and agree that in the event they do not receive a response from the opposing counsel within ten (10) business days, they shall in good faith undertake reasonable efforts to attempt to directly contact any other Party regarding any matter which may or could result in arbitration, before filing for arbitration.
/s/ Clayton Carter 06/26/2011 Freestone Resources, Inc. Date
/s/ Clayton Carter 06/26/2011 Clayton Carter Date	/s/ Jimmy Carter 06/26/2011 Jimmy Carter Date
/s/ James Carroll 06/26/2011 James Carroll Date	/s/ Don Edwards 06/26/2011 Donald Edwards Date

/s/ Lawrence Shultz 06/26/2011 Lawrence Shultz Date	/s/ David Feuerborn 06/26/2011 Environmental Services Date and Support, Inc.
/s/ Thomas Jennings 06/26/2011 Thomas Jennings Date	/s/ David Feuerborn 06/26/2011 David Feuerborn Date

Global Settlement Release and Waiver